CARMAX REPORTS SECOND QUARTER RESULTS

Richmond, Va., September 24, 2019 – CarMax, Inc. (NYSE:KMX), the nation’s largest retailer of used cars, today reported net income and earnings per share for the second quarter ended August 31, 2019.

Highlights:

▪	Net sales and operating revenues increased 9.1% to $5.20 billion.

▪	Used unit sales in comparable stores increased 3.2%.

▪	Total used unit sales rose 6.2%.

▪	Total wholesale unit sales increased 4.7%.

▪	CarMax Auto Finance (CAF) income increased 4.1% to $114.1 million.

▪	Net earnings increased 5.8% to $233.6 million and net earnings per diluted share increased 12.9% to $1.40.

▪	Omni-channel experience remains on track to be available to the majority of customers by the end of fiscal 2020.

CEO Commentary:

“CarMax posted solid second quarter results, and our double-digit increase in earnings per share reflected growth across our used, wholesale and CAF operations, along with ongoing share repurchases,” said Bill Nash, president and chief executive officer.

“In addition, we made significant progress on the roll-out of our omni-channel experience, and we remain confident that this is the future of car buying,” continued Nash. “This experience, which allows customers to move seamlessly between online channels and physical locations, is now offered to approximately one-third of our customer base. And, we remain on track to reach the majority of our customers by the end of this fiscal year.”

Second Quarter Business Performance Review:

Sales. Total used vehicle unit sales increased 6.2%, including a 3.2% increase in comparable store used unit sales compared with the prior year’s second quarter. The comparable store sales performance reflected strong conversion and solid growth in web traffic.

Total wholesale vehicle unit sales increased 4.7% compared with the second quarter of fiscal 2019, largely driven by an increase in our appraisal buy rate, partially offset by lower appraisal traffic.

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Other sales and revenues increased 8.5% compared with the second quarter of fiscal 2019. Extended protection plan (EPP) net revenues rose 15.0%, reflecting the combined effects of our used unit growth, increased margin and higher product penetration rates. In addition, we recognized a $6.5 million benefit for estimated EPP profit-sharing revenues compared with a $4.4 million benefit recognized in the prior year’s quarter. Net third-party finance fees were comparable with the prior year period.

Gross Profit. Total gross profit increased 6.6% versus last year’s second quarter to $693.5 million. Used vehicle gross profit rose 6.4%, largely reflecting the increase in total used unit sales. Used vehicle gross profit per unit remained stable at $2,183. Wholesale vehicle gross profit increased 5.7% versus the prior year’s quarter, driven by the increase in wholesale unit sales and an increase in wholesale vehicle gross profit per unit to $928 compared with $919 in last year’s second quarter. Other gross profit increased 8.2%, largely reflecting the improvement in other sales and revenues.

SG&A. Compared with the second quarter of fiscal 2019, SG&A expenses increased 6.0% to $480.8 million. Factors contributing to the year-over-year change included the 9% increase in our store base since the beginning of last year’s second quarter (representing the addition of 18 stores); higher costs associated with our sales growth; and continued spending to advance our technology platforms and support our core and omni-channel strategic initiatives. Due to shifts in the timing of our spend, advertising expense remained consistent with the prior year’s quarter. SG&A per used unit was $2,300 in the current quarter, down $4 year-over-year.

CarMax Auto Finance.(1) Compared with last year’s second quarter, CAF income increased 4.1% to $114.1 million, reflecting a 7.8% increase in average managed receivables, slightly offset by a higher loan loss provision. The provision for loan losses increased to $45.5 million from $40.0 million in the prior year quarter, reflecting both the growth in average managed receivables and a small increase in the provision as a percentage of managed receivables. Net losses remained well within our long-term targeted performance range. The allowance for loan losses grew slightly to 1.15% of ending managed receivables as of August 31, 2019, compared with 1.14% as of May 31, 2019, and 1.13% as of August 31, 2018. The total interest margin percentage, which represents the spread between interest and fees charged to consumers and our funding costs, remained constant at 5.7% of average managed receivables in both the current and the prior year’s second quarter.

Share Repurchase Activity. We repurchased 1.5 million shares of common stock for $128.3 million pursuant to our share repurchase program during the second quarter of fiscal 2020. As of August 31, 2019, we had $1.78 billion remaining available for repurchase under the outstanding authorization.

(1)	Although CAF benefits from certain indirect overhead expenditures, we have not allocated indirect costs to CAF to avoid making subjective allocation decisions.

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Supplemental Financial Information
Amounts and percentage calculations may not total due to rounding.

Sales Components

	Three Months Ended August 31			Six Months Ended August 31
(In millions)	2019	2018	Change	2019	2018	Change
Used vehicle sales	$4,346.3	$3,975.4	9.3%	$8,887.0	$7,996.4	11.1%
Wholesale vehicle sales	678.3	628.0	8.0%	1,340.7	1,245.6	7.6%
Other sales and revenues:
Extended protection plan revenues	113.3	98.5	15.0%	224.6	198.6	13.1%
Third-party finance fees, net	(10.3)	(9.7)	(6.6)%	(25.8)	(24.2)	(6.8)%
Other	73.6	73.9	(0.4)%	141.0	142.2	(0.9)%
Total other sales and revenues	176.6	162.7	8.5%	339.8	316.6	7.3%
Total net sales and operating revenues	$5,201.2	$4,766.0	9.1%	$10,567.5	$9,558.6	10.6%

Unit Sales

	Three Months Ended August 31			Six Months Ended August 31
	2019	2018	Change	2019	2018	Change
Used vehicles	209,091	196,880	6.2%	433,359	395,278	9.6%
Wholesale vehicles	126,513	120,866	4.7%	247,281	234,201	5.6%

Average Selling Prices

	Three Months Ended August 31			Six Months Ended August 31
	2019	2018	Change	2019	2018	Change
Used vehicles	$20,581	$20,005	2.9%	$20,306	$20,036	1.3%
Wholesale vehicles	$5,090	$4,955	2.7%	$5,150	$5,076	1.5%

Vehicle Sales Changes

	Three Months Ended August 31		Six Months Ended August 31
	2019	2018	2019	2018
Used vehicle units	6.2%	5.8%	9.6%	3.7%
Used vehicle revenues	9.3%	7.6%	11.1%	6.1%

Wholesale vehicle units	4.7%	14.6%	5.6%	12.1%
Wholesale vehicle revenues	8.0%	14.6%	7.6%	13.1%

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Comparable Store Used Vehicle Sales Changes (1)

	Three Months Ended August 31		Six Months Ended August 31
	2019	2018	2019	2018
Used vehicle units	3.2%	2.1%	6.3%	(0.2)%
Used vehicle revenues	6.3%	3.8%	7.9%	2.2%

(1)
Stores are added to the comparable store base beginning in their fourteenth full month of operation. Comparable store calculations include results for a set of stores that were included in our comparable store base in both the current and corresponding prior year periods.

Used Vehicle Financing Penetration by Channel (Before the Impact of 3-day Payoffs) (1)

	Three Months Ended August 31		Six Months Ended August 31
	2019	2018	2019	2018
CAF (2)	46.8%	49.3%	46.5%	48.8%
Tier 2 (3)	19.7%	17.0%	20.0%	17.0%
Tier 3 (4)	9.6%	8.8%	10.6%	9.9%
Other (5)	23.9%	24.9%	22.9%	24.3%
Total	100.0%	100.0%	100.0%	100.0%

(1)	Calculated as used vehicle units financed for respective channel as a percentage of total used units sold.

(2)	Includes CAF's Tier 3 loan originations, which represent less than 1% of total used units sold.

(3)	Third-party finance providers who generally pay us a fee or to whom no fee is paid.

(4)	Third-party finance providers to whom we pay a fee.

(5)	Represents customers arranging their own financing and customers that do not require financing.

Selected Operating Ratios

	Three Months Ended August 31				Six Months Ended August 31
(In millions)	2019	% (1)	2018	% (1)	2019	% (1)	2018	% (1)
Net sales and operating revenues	$5,201.2	100.0	$4,766.0	100.0	$10,567.5	100.0	$9,558.6	100.0
Gross profit	$693.5	13.3	$650.6	13.7	$1,435.8	13.6	$1,312.0	13.7
CarMax Auto Finance income	$114.1	2.2	$109.7	2.3	$230.1	2.2	$225.3	2.4
Selling, general, and administrative expenses	$480.8	9.2	$453.6	9.5	$970.5	9.2	$891.8	9.3
Interest expense	$21.1	0.4	$18.0	0.4	$38.9	0.4	$36.0	0.4
Earnings before income taxes	$305.5	5.9	$289.5	6.1	$656.8	6.2	$609.2	6.4
Net earnings	$233.6	4.5	$220.9	4.6	$500.3	4.7	$459.5	4.8

(1)	Calculated as a percentage of net sales and operating revenues.

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Gross Profit

	Three Months Ended August 31			Six Months Ended August 31
(In millions)	2019	2018	Change	2019	2018	Change
Used vehicle gross profit	$456.4	$429.0	6.4%	$953.2	$868.4	9.8%
Wholesale vehicle gross profit	117.4	111.1	5.7%	243.3	225.8	7.8%
Other gross profit	119.7	110.5	8.2%	239.3	217.8	9.9%
Total	$693.5	$650.6	6.6%	$1,435.8	$1,312.0	9.4%

Gross Profit per Unit

	Three Months Ended August 31				Six Months Ended August 31
	2019		2018		2019		2018
	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)
Used vehicle gross profit	$2,183	10.5	$2,179	10.8	$2,200	10.7	$2,197	10.9
Wholesale vehicle gross profit	$928	17.3	$919	17.7	$984	18.1	$964	18.1
Other gross profit	$572	67.8	$562	68.0	$552	70.4	$551	68.8
Total gross profit	$3,317	13.3	$3,305	13.7	$3,313	13.6	$3,319	13.7

(1)	Calculated as category gross profit divided by its respective units sold, except the other and total categories, which are divided by total used units sold.

(2)	Calculated as a percentage of its respective sales or revenue.

SG&A Expenses

	Three Months Ended August 31			Six Months Ended August 31
(In millions)	2019	2018	Change	2019	2018	Change
Compensation and benefits (1)	$249.4	$238.9	4.4%	$520.2	$480.3	8.3%
Store occupancy costs	96.7	90.8	6.5%	193.3	178.6	8.2%
Advertising expense	46.8	46.7	0.3%	88.8	85.2	4.2%
Other overhead costs (2)	87.9	77.2	13.9%	168.2	147.7	13.9%
Total SG&A expenses	$480.8	$453.6	6.0%	$970.5	$891.8	8.8%
SG&A per used unit	$2,300	$2,304	$(4)	$2,239	$2,256	$(17)

(1)	Excludes compensation and benefits related to reconditioning and vehicle repair service, which are included in cost of sales.

(2)	Includes IT expenses, insurance, preopening and relocation costs, non-CAF bad debt, travel, charitable contributions and other administrative expenses.

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Components of CAF Income and Other CAF Information

	Three Months Ended August 31				Six Months Ended August 31
(In millions)	2019	% (1)	2018	% (1)	2019	% (1)	2018	% (1)
Interest margin:
Interest and fee income	$275.7	8.5	$242.2	8.0	$541.9	8.4	$474.5	8.0
Interest expense	(90.6)	(2.8)	(69.1)	(2.3)	(178.0)	(2.8)	(132.9)	(2.2)
Total interest margin	185.1	5.7	173.1	5.7	363.9	5.7	341.6	5.7
Provision for loan losses	(45.5)	(1.4)	(40.0)	(1.3)	(83.7)	(1.3)	(70.9)	(1.2)
Total interest margin after provision for loan losses	139.6	4.3	133.1	4.4	280.2	4.4	270.7	4.5

Total other expense	—	—	(0.3)	—	—	—	(0.3)	—

Total direct expenses	(25.5)	(0.8)	(23.1)	(0.8)	(50.1)	(0.8)	(45.1)	(0.8)
CarMax Auto Finance income	$114.1	3.5	$109.7	3.6	$230.1	3.6	$225.3	3.8

Total average managed receivables	$13,012.1		$12,067.5		$12,859.7		$11,921.4
Net loans originated	$1,772.6		$1,678.4		$3,598.9		$3,343.9
Net penetration rate	42.2%		43.9%		41.8%		43.4%
Weighted average contract rate	8.6%		8.5%		8.7%		8.4%

Ending allowance for loan losses	$150.4		$138.1		$150.4		$138.1

Warehouse facility information:
Ending funded receivables	$2,265.0		$2,106.0		$2,265.0		$2,106.0
Ending unused capacity	$1,235.0		$1,034.0		$1,235.0		$1,034.0

(1)	Annualized percentage of total average managed receivables.

Earnings Highlights

	Three Months Ended August 31			Six Months Ended August 31
(In millions except per share data)	2019	2018	Change	2019	2018	Change
Net earnings	$233.6	$220.9	5.8%	$500.3	$459.5	8.9%
Diluted weighted average shares outstanding	167.3	178.2	(6.1)%	167.5	178.8	(6.3)%
Net earnings per diluted share	$1.40	$1.24	12.9%	$2.99	$2.57	16.3%

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Store Openings

During the second quarter of fiscal 2020, we opened three stores -- two in existing markets (San Francisco, California, and Phoenix, Arizona) and one in a new market (Lubbock, Texas).

We currently plan to open the following stores during the 12 months ending August 31, 2020. During this period, we will be entering three new television markets and expanding our presence in ten existing television markets. Of the 13 stores we plan to open during this period, 5 will be in Metropolitan Statistical Areas having populations of 600,000 or less, which we define as small markets. Normal construction, permitting or other scheduling delays could shift the opening dates of any of these stores into a later period.

Location	Television Market	Metropolitan Statistical Area	Planned Opening Date
Denton, Texas (1)	Dallas/Ft. Worth	Dallas/Fort Worth/Arlington	Q3 Fiscal 2020
Palm Desert, California (1)	Palm Springs (2)	Riverside/San Bernardino/Ontario	Q3 Fiscal 2020
Bogart, Georgia	Atlanta	Athens/Clarke County	Q3 Fiscal 2020
Gulfport, Mississippi	Biloxi/Gulfport (2)	Gulfport/Biloxi/Pascagoula	Q3 Fiscal 2020
Fort Wayne, Indiana	Fort Wayne (2)	Fort Wayne	Q4 Fiscal 2020
Salem, Oregon	Portland	Salem	Q4 Fiscal 2020
Murfreesboro, Tennessee	Nashville	Nashville/Davidson/Murfreesboro	Q4 Fiscal 2020
Easton, Pennsylvania	Philadelphia	Allentown/Bethlehem/Easton	Q1 Fiscal 2021
Bradenton, Florida	Tampa	North Port/Sarasota/Bradenton	Q1 Fiscal 2021
Canoga Park, California	Los Angeles	Los Angeles	Q1 Fiscal 2021
Covington, Louisiana	New Orleans	New Orleans	Q1 Fiscal 2021
West Palm Beach, Florida	Miami/Ft. Lauderdale/W. Palm Beach	Miami/Ft. Lauderdale/W. Palm Beach	Q2 Fiscal 2021
Jacksonville, N. Carolina	Greenville/New Bern/Washington	Jacksonville	Q2 Fiscal 2021

(1)	Store opened in September 2019.

(2	Represents new television market as of planned store opening date.

Conference Call Information

We will host a conference call for investors at 9:00 a.m. ET today, September 24, 2019. Domestic investors may access the call at 1-888-298-3261 (international callers dial 1-706-679-7457). The conference I.D. for both domestic and international callers is 7045117. A live webcast of the call will be available on our investor information home page at investors.carmax.com.

A webcast replay of the call will be available at investors.carmax.com through December 19, 2019. A telephone replay also will be available through October 1, 2019, and may be accessed by dialing 1-855-859-2056 (international callers dial 1-404-537-3406). The conference I.D. for both domestic and international callers is 7045117.

Third Quarter Fiscal 2020 Earnings Release Date

We currently plan to release results for the third quarter ending November 30, 2019, on Friday, December 20, 2019, before the opening of trading on the New York Stock Exchange. We plan to host a conference call for investors at 9:00 a.m. ET on that date. Information on this conference call will be available on our investor information home page at investors.carmax.com in early December 2019.

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About CarMax

CarMax, the nation’s largest retailer of used cars, revolutionized the automotive retail industry by driving integrity, honesty and transparency in every interaction. CarMax continues to innovate and is currently rolling out an omni-channel experience, providing customers the option to complete transactions entirely from home, in store, or in a seamless combination of both. CarMax has more than 200 stores nationwide, and during the latest fiscal year sold nearly 750,000 used cars and 450,000 wholesale vehicles at its in-store auctions. With more than 25,000 associates, CarMax is proud to have been recognized for 15 consecutive years as one of the Fortune 100 Best Companies to Work For®. For more information, visit www.carmax.com.

Forward-Looking Statements

We caution readers that the statements contained in this release about our future business plans, operations, opportunities or prospects, including without limitation any statements or factors regarding expected sales, margins, expenses, capital expenditures, debt obligations, tax rates or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will” and other similar expressions, whether in the negative or affirmative. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following:

•	Changes in the competitive landscape and/or our failure to successfully adjust to such changes.

•	Events that damage our reputation or harm the perception of the quality of our brand.

•	Changes in general or regional U.S. economic conditions.

•	Our inability to realize the benefits associated with our omni-channel initiatives.

•	Changes in the availability or cost of capital and working capital financing, including changes related to the asset-backed securitization market.

•	Our inability to recruit, develop and retain associates and maintain positive associate relations.

•	The loss of key associates from our store, regional or corporate management teams or a significant increase in labor costs.

•	Security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer, associate or corporate information.

•	Significant changes in prices of new and used vehicles.

•	Changes in economic conditions or other factors that result in greater credit losses for CAF’s portfolio of auto loan receivables than anticipated.

•	A reduction in the availability of or access to sources of inventory or a failure to expeditiously liquidate inventory.

•	Changes in consumer credit availability provided by our third-party finance providers.

•	Changes in the availability of extended protection plan products from third-party providers.

•	Factors related to the regulatory and legislative environment in which we operate.

•	Factors related to geographic and sales growth, including the inability to effectively manage our growth.

•	The failure of or inability to sufficiently enhance key information systems.

•	The effect of various litigation matters.

•	Adverse conditions affecting one or more automotive manufacturers, and manufacturer recalls.

•
The inaccuracy of estimates and assumptions used in the preparation of our financial statements, or the effect of new accounting requirements or changes to U.S. generally accepted accounting principles.

•	The volatility in the market price for our common stock.

•	The performance of the third-party vendors we rely on for key components of our business.

•	Factors related to seasonal fluctuations in our business.

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•	The occurrence of severe weather events.

•	Factors related to the geographic concentration of our stores.

For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2019, and our quarterly or current reports as filed with or furnished to the U.S. Securities and Exchange Commission. Our filings are publicly available on our investor information home page at investors.carmax.com. Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling (804) 747-0422 x7865. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
Contacts:

Investors:
investor_relations@carmax.com, (804) 747-0422 x7865

Media:
pr@carmax.com, (855) 887-2915

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CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)

	Three Months Ended August 31				Six Months Ended August 31
(In thousands except per share data)	2019	% (1)	2018	% (1)	2019	% (1)	2018	% (1)
SALES AND OPERATING REVENUES:
Used vehicle sales	$4,346,295	83.6	$3,975,368	83.4	$8,886,952	84.1	$7,996,415	83.7
Wholesale vehicle sales	678,286	13.0	627,990	13.2	1,340,735	12.7	1,245,641	13.0
Other sales and revenues	176,570	3.4	162,677	3.4	339,782	3.2	316,571	3.3
NET SALES AND OPERATING REVENUES	5,201,151	100.0	4,766,035	100.0	10,567,469	100.0	9,558,627	100.0
COST OF SALES:
Used vehicle cost of sales	3,889,917	74.8	3,546,383	74.4	7,933,741	75.1	7,127,992	74.6
Wholesale vehicle cost of sales	560,906	10.8	516,913	10.8	1,097,396	10.4	1,019,858	10.7
Other cost of sales	56,875	1.1	52,103	1.1	100,496	1.0	98,801	1.0
TOTAL COST OF SALES	4,507,698	86.7	4,115,399	86.3	9,131,633	86.4	8,246,651	86.3
GROSS PROFIT	693,453	13.3	650,636	13.7	1,435,836	13.6	1,311,976	13.7
CARMAX AUTO FINANCE INCOME	114,131	2.2	109,667	2.3	230,090	2.2	225,260	2.4
Selling, general and administrative expenses	480,831	9.2	453,554	9.5	970,491	9.2	891,788	9.3
Interest expense	21,073	0.4	17,950	0.4	38,857	0.4	36,002	0.4
Other expense (income)	143	—	(686)	—	(216)	—	277	—
Earnings before income taxes	305,537	5.9	289,485	6.1	656,794	6.2	609,169	6.4
Income tax provision	71,938	1.4	68,595	1.4	156,451	1.5	149,623	1.6
NET EARNINGS	$233,599	4.5	$220,890	4.6	$500,343	4.7	$459,546	4.8
WEIGHTED AVERAGE COMMON SHARES:
Basic	165,354		176,284		165,839		177,211
Diluted	167,272		178,200		167,458		178,811
NET EARNINGS PER SHARE:
Basic	$1.41		$1.25		$3.02		$2.59
Diluted	$1.40		$1.24		$2.99		$2.57

(1)    Percents are calculated as a percentage of net sales and operating revenues and may not total due to rounding.

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CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
	August 31	February 28	August 31
(In thousands except share data)	2019	2019 (1)	2018 (1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$40,737	$46,938	$37,147
Restricted cash from collections on auto loan receivables	483,374	440,669	447,642
Accounts receivable, net	141,091	139,850	104,883
Inventory	2,604,750	2,519,455	2,357,355
Other current assets	114,987	67,101	75,060
TOTAL CURRENT ASSETS	3,384,939	3,214,013	3,022,087
Auto loan receivables, net	13,065,959	12,428,487	12,140,455
Property and equipment, net	2,981,260	2,828,058	2,766,902
Deferred income taxes	66,048	61,346	56,354
Operating lease assets	456,449	—	—
Other assets	185,599	185,963	190,707
TOTAL ASSETS	$20,140,254	$18,717,867	$18,176,505

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$628,507	$593,171	$605,535
Accrued expenses and other current liabilities	301,503	318,204	267,075
Accrued income taxes	1,389	3,784	—
Current portion of operating lease liabilities	30,066	—	—
Short-term debt	915	1,129	3,296
Current portion of long-term debt	10,762	10,177	9,718
Current portion of non-recourse notes payable	423,562	385,044	397,837
TOTAL CURRENT LIABILITIES	1,396,704	1,311,509	1,283,461
Long-term debt, excluding current portion	1,689,079	1,649,244	1,328,995
Non-recourse notes payable, excluding current portion	12,695,050	12,127,290	11,831,967
Operating lease liabilities, excluding current portion	448,640	—	—
Other liabilities	299,224	272,796	249,964
TOTAL LIABILITIES	16,528,697	15,360,839	14,694,387

Commitments and contingent liabilities
SHAREHOLDERS’ EQUITY:
Common stock, $0.50 par value; 350,000,000 shares authorized; 164,885,648 and 167,478,924 shares issued and outstanding as of August 31, 2019 and February 28, 2019, respectively	82,442	83,739	87,645
Capital in excess of par value	1,313,290	1,237,153	1,265,930
Accumulated other comprehensive loss	(91,630)	(68,010)	(54,435)
Retained earnings	2,307,455	2,104,146	2,182,978
TOTAL SHAREHOLDERS’ EQUITY	3,611,557	3,357,028	3,482,118
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$20,140,254	$18,717,867	$18,176,505

(1)
In connection with our adoption of ASC 842, the new accounting standard for leases, during the first quarter of fiscal 2020, certain prior period amounts have been reclassified to conform to the current period’s presentation. Financing obligations have been reclassified to Current portion of long-term debt and Long-term debt, excluding current portion. Capital lease obligations have been reclassified to Accrued expenses and other current liabilities and Other liabilities.

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CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended August 31
(In thousands)	2019	2018 (1)
OPERATING ACTIVITIES:
Net earnings	$500,343	$459,546
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	103,468	90,311
Share-based compensation expense	68,887	54,234
Provision for loan losses	83,693	70,863
Provision for cancellation reserves	45,471	38,699
Deferred income tax provision	3,812	2,539
Other	3,718	1,358
Net (increase) decrease in:
Accounts receivable, net	(1,241)	28,438
Inventory	(85,295)	33,339
Other current assets	(48,452)	22,161
Auto loan receivables, net	(721,165)	(675,614)
Other assets	15,421	(7,167)
Net (decrease) increase in:
Accounts payable, accrued expenses and other
current liabilities and accrued income taxes	(26,632)	57,639
Other liabilities	(67,484)	(65,461)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(125,456)	110,885
INVESTING ACTIVITIES:
Capital expenditures	(171,347)	(171,111)
Proceeds from disposal of property and equipment	3	565
Purchases of investments	(8,244)	(5,306)
Sales of investments	720	904
NET CASH USED IN INVESTING ACTIVITIES	(178,868)	(174,948)
FINANCING ACTIVITIES:
(Decrease) increase in short-term debt, net	(214)	3,169
Proceeds from issuances of long-term debt	3,293,500	1,300,600
Payments on long-term debt	(3,284,866)	(1,460,584)
Cash paid for debt issuance costs	(10,862)	(8,189)
Payments on finance lease obligations	(1,694)	(335)
Issuances of non-recourse notes payable	5,748,000	5,486,502
Payments on non-recourse notes payable	(5,141,901)	(4,878,974)
Repurchase and retirement of common stock	(341,929)	(381,347)
Equity issuances	86,521	47,502
NET CASH PROVIDED BY FINANCING ACTIVITIES	346,555	108,344
Increase in cash, cash equivalents, and restricted cash	42,231	44,281
Cash, cash equivalents, and restricted cash at beginning of year	595,377	554,898
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$637,608	$599,179

(1)
In connection with the changes to the Consolidated Balance Sheets as a result of our adoption of ASC 842, the new accounting standard for leases, during the first quarter of fiscal 2020, payments on financing obligations have been reclassified to payments on long-term debt. Prior period amounts have been reclassified to conform to the current period’s presentation.

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